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                                                                    Exhibit 23.3


              CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 19, 2001 pertaining to the consolidated financial statements of Check Solutions Company (the "Company," a New York general partnership) for the three months ended March 31, 2001 and for the years ended December 31, 2000 and 1999 in this Registration Statement on Form S-8 of Carreker Corporation (formerly Carreker-Antinori, Inc.) filed with the Securities and Exchange Commission and pertaining to the Third Amended and Restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and the Amended and Restated Carreker-Antinori, Inc. Director Stock Option Plan. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen, LLP



Memphis, Texas
September 28, 2001